Exhibit 99.1

LIMITED BRANDS REPORTS JANUARY 2012 SALES; UPDATES
FOURTH QUARTER EARNINGS GUIDANCE

Columbus, Ohio, Feb. 2, 2012 - Limited Brands, Inc. (NYSE: LTD) reported a comparable store sales increase of 9 percent for the four weeks ended Jan. 28, 2012, compared to the four weeks ended Jan. 29, 2011. The company reported net sales of $774.5 million for the four weeks ended Jan. 28, 2012, compared to net sales of $772.6 million last year.

The company reported a comparable store sales increase of 7 percent for the fourth quarter ended Jan. 28, 2012, compared to the fourth quarter ended Jan. 29, 2011. The company reported net sales of $3.515 billion for the fourth quarter ended Jan. 28, 2012, compared to sales of $3.456 billion last year.

The company reported a comparable store sales increase of 10 percent for the 52 weeks ended Jan. 28, 2012, compared to the 52 weeks ended Jan. 29, 2011. The company reported net sales of $10.364 billion for the 52 weeks ended Jan. 28, 2012, compared to sales of $9.613 billion last year.

Total sales were negatively impacted by the sale of our third party apparel sourcing business in the beginning of November 2011.

The company expects to report adjusted fourth quarter earnings per share at the high end of its previous guidance of $1.42 to $1.46. The company also expects to report special items in the fourth quarter, not included in adjusted earnings per share as noted above, as follows:

•	A pre-tax gain of approximately $115 million, or $0.37 per share, related to the sale of our third party apparel sourcing business; and

•	A pre-tax, principally non-cash charge of approximately $220 to $270 million, or $0.64 to $0.78 per share, related to intangible asset impairment and store closures at La Senza.

To hear further commentary provided on Limited Brands' prerecorded January sales message, call 1-866-639-7583 (1-866-NEWS-LTD), or log onto www.Limitedbrands.com for an audio replay. The company will release its fourth quarter earnings after the close of the market on Feb. 22, and hold its conference call at 9 a.m. Eastern Time on Feb 23.

ABOUT LIMITED BRANDS:
Limited Brands, through Victoria's Secret, Pink, Bath & Body Works, La Senza and Henri Bendel, is an international company. The company operates 2,623 specialty stores in the United States and its brands are sold in more than 600 company-operated and franchised additional locations world-wide. The company's products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.
Limited Brands b-roll footage of stores is available through our online newsroom.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
Limited Brands, Inc. cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the January sales call involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as

“estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the January sales call:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on a high volume of mall traffic and the possible lack of availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand into international markets and related risks;

•	our independent licensees and franchisees;

•	our direct channel business;

•	our failure to protect our reputation and our brand images;

•	our failure to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry generally and the segments in which we operate particularly;

•	consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our reliance on foreign sources of production, including risks related to:

◦	political instability;

◦	duties, taxes and other charges on imports;

◦	legal and regulatory matters;

◦	volatility in currency exchange rates;

◦	local business practices and political issues;

◦	potential delays or disruptions in shipping and related pricing impacts;

◦	the disruption of imports by labor disputes; and

◦	changing expectations regarding product safety due to new legislation;

•	stock price volatility;

•	our failure to maintain our credit rating;

•	our ability to service our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified employees and manage labor costs;

•	the inability of our manufacturers to deliver products in a timely manner and meet quality standards;

•	fluctuations in product input costs;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems;

•	our failure to comply with regulatory requirements;

•	tax matters; and

•	legal and compliance matters.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the January sales call to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2010 Annual Report on Form 10-K.
Adjusted information which provides non-GAAP financial estimates is presented in order to improve investor's understanding of expected results and improve comparability of expected financial information from period to period.

For further information, please contact

Limited Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@limitedbrands.com	extcomm@limitedbrands.com

LIMITED BRANDS
JANUARY 2012

Comparable Store Sales Increase (Decrease):

	January 2012	January 2011	Fourth Quarter 2011	Fourth Quarter 2010	Year 2011	Year 2010

Victoria's Secret Stores	17%	35%	12%	15%	14%	14%
La Senza	(8%)	8%	(3%)	(5%)	(2%)	(1%)
Bath & Body Works	(3%)	9%	3%	6%	6%	5%
Limited Brands	9%	24%	7%	10%	10%	9%

Total Sales (Millions):

	Fourth Quarter 2011	Fourth Quarter 2010	Year 2011	Year 2010

Victoria's Secret Stores	$1,572.2	$1,392.7	$4,563.9	$4,018.1
Victoria's Secret Direct	518.8	503.6	1,557.5	1,502.1
La Senza	119.4	121.2	414.9	398.2
Total Victoria's Secret	$2,210.4	$2,017.5	$6,536.3	$5,918.4
Bath & Body Works	$1,127.9	$1,080.9	$2,674.3	$2,515.2
Total Other	$177.1	$357.5	$1,153.4	$1,179.7
Limited Brands	$3,515.4	$3,455.9	$10,364.0	$9,613.3

Total Stores:

	Stores	Year-to-date		Stores
	Operating			Operating
	at 1/29/11	Opened	Closed	at 1/28/12

Victoria's Secret Stores	1,028	8	(19)	1,017
Bath & Body Works	1,606	6	(25)	1,587
Henri Bendel	11	8	—	19
Total United States	2,645	22	(44)	2,623

La Senza Canada	252	—	(22)	230
Bath & Body Works Canada	59	10	—	69
Victoria's Secret Canada	12	8	(1)	19
Total Limited Brands	2,968	40	(67)	2,941